SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

ZIPCAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35131	04-3499525
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, 4th Floor

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(617) 995-4231

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2013, Zipcar Vehicle Financing LLC (“ZVF”), a bankruptcy-remote special purpose entity wholly owned by Zipcar, Inc. (the “Company”), entered into certain agreements (collectively, the “Amendments”) relating to:

(a) ZVF’s Series 2010-1 Variable Funding Car Sharing Asset Backed Notes (the “Series 2010-1 Notes”) and the financing facility related thereto (the “Series 2010-1 Facility”), including:

(i) Supplemental Indenture No. 1 to the Second Amended and Restated Series 2010-1 Supplement, dated May 9, 2012, to the Amended and Restated Base Indenture between ZVF and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), dated May 11, 2011; and

(ii) an agreement with Credit Agricole Corporate and Investment Bank (“Credit Agricole”), as administrative agent, funding agent and the committed note purchaser, and Atlantic Asset Securitization LLC, as conduit investor, extending the term of Credit Agricole’s commitment; and

(b) ZVF’s Series 2011-1 Variable Funding Car Sharing Asset Backed Notes (the “Series 2011-1 Notes”) and the financing facility related thereto (the “Series 2011-1 Facility”), including:

(i) Supplemental Indenture No. 2 to the Series 2011-1 Supplement, dated December 29, 2011, to the Amended and Restated Base Indenture between ZVF and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) dated May 11, 2011; and

(ii) an agreement with Barclays Bank PLC (“Barclays”), as administrative agent and funding agent, and Sheffield Receivables Corporation (“Sheffield”), as conduit committed note purchaser and conduit purchaser, extending the term of Sheffield’s commitment.

Among other things, the Amendments: (a) amend the definition of “Change of Control” in each of the Series 2010-1 Facility and the Series 2011-1 Facility to permit the transactions contemplated by that certain Agreement and Plan of Merger dated as of December 31, 2012 by and among the Company, Avis Budget Group, Inc. and Millennium Acquisition Sub, Inc. (the “Avis Merger”); (b) increase the net book value of vehicles manufactured by (i) Nissan North America, Inc. (including its Infiniti division) and (ii) the Ford Motor Company, in each case, that can be financed under the Series 2010-1 Facility and the Series 2011-1 Facility; (c) extend the commitment termination date to December 31, 2013, extend the expected final maturity date to December 28, 2015 and extend the legal final maturity date to June 28, 2016 with respect to the Series 2011-1 Notes and December 28, 2016 with respect to the Series 2010-1 Notes; and (d) cause the expected final maturity date for each of the Series 2010-1 Notes and the Series 2011-1 Notes to occur on March 25, 2014 if neither (i) the Avis Merger nor (ii) an issuance and sale by ZVF of $100,000,000 or more in initial outstanding principal amount of term asset-backed securities has been completed prior to December 31, 2013.

This summary description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the agreements attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPCAR, INC.

(Registrant)

By:	/s/ Dean J. Breda

Dean J. Breda
General Counsel and Secretary

Date: March 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplemental Indenture No. 1, dated as of February 27, 2013, to the Second Amended and Restated Series 2010-1 Supplement, dated as of May 9, 2012, to the Amended and Restated Base Indenture, dated as of May 11, 2011, between Zipcar Vehicle Financing LLC and Deutsche Bank Trust Company Americas.

10.2	Extension Agreement, dated as of February 27, 2013, among Zipcar Vehicle Financing LLC, Zipcar, Inc., Atlantic Asset Securitization LLC and Credit Agricole Corporate and Investment Bank.

10.3	Supplemental Indenture No. 2, dated as of February 27, 2013, to the Series 2011-1 Supplement, dated as of December 29, 2011, to the Amended and Restated Base Indenture, dated as of May 11, 2011, between Zipcar Vehicle Financing LLC and Deutsche Bank Trust Company Americas.

10.4	Extension Agreement, dated as of February 27, 2013, among Zipcar Vehicle Financing LLC, Zipcar, Inc., Sheffield Receivables Corporation and Barclays Bank Plc.